UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 26, 2011, Scott R. Silverman, the Company’s Chief Executive Officer and Chairman of the Board, will no longer serve as Chief Executive Officer but will continue to serve as the Company’s Chairman of the Board.

Effective August 26, 2011, the Board of Directors of the Company appointed William J. Caragol, the Company’s President and Chief Financial Officer, to serve as Chief Executive Officer of the Company, and Bryan D. Happ, the Company’s Senior Vice President of Finance, to serve as Senior Vice President and Chief Financial Officer of the Company.   Mr. Caragol has been the Company's President since May 2007 and its Chief Financial Officer since August 2006.

Mr. Happ, 42, has served as the Company's Senior Vice President of Finance since July 2011. From October 2009 to August 2010, Mr. Happ served as the Chief Financial Officer of Green Bullion Financial Services, LLC. From May 2008 to October 2009, Mr. Happ served as Executive Vice President and Chief Financial Officer of NationsHealth, Inc., a healthcare services company, and from August 2005 to May 2008, he served as Senior Vice President and Chief Accounting Officer of NationsHealth.  From January 1991 to July 2005, Mr. Happ held various positions in the Assurance and Advisory Business Services practice of Ernst & Young LLP, most recently as a Senior Manager. Mr. Happ holds a B.A. in Economics from Cornell University and a Master of Accounting from Northeastern University and is a Certified Public Accountant.

Mr. Happ has not been involved in any related party transactions with the Company for an amount that exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year end for the last two completed fiscal years and has no familial relationships with any director or executive officer of the Company.

Mr. Happ's initial annual base salary is equal to $180,000 subject to a minimum 5% increase each calendar year.  Upon Compensation Committee approval, Mr. Happ will be granted stock options to purchase 900,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the date of grant.  Mr. Happ's target incentive compensation will be determined by the Company's Compensation Committee but is expected to be between 50% and 100% of Mr. Happ's base salary, and will be pro-rated for 2011.  Mr. Happ is entitled to participate in employee benefits that are generally available for similarly situated employees, including company paid health benefits.

Mr. Caragol's annual base salary was increased from $225,000 to $275,000 in connection with his appointment as Chief Executive Officer of the Company.

The Company and Mr. Silverman are currently negotiating an amendment to Mr. Silverman’s employment and non-compete agreement. The Company will promptly disclose the terms of such amendment following its execution.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the Company's stockholders was held on August 26, 2011 to:

(1)  Elect six directors to hold office until the 2012 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The results of the vote to elect six directors were as follows:

Name of Director	For	Withheld

Scott R. Silverman	16,392,855	264,705

William J. Caragol	16,395,815	261,745

Jeffrey S. Cobb	16,019,246	638,314

Barry M. Edelstein	16,293,577	363,983

Michael E. Krawitz	16,068,403	589,157

Ned L. Siegel	16,442,872	214,688

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There were 15,656,343 broker non-votes for the election of directors.

(2)  Ratify the appointment of EisnerAmper LLP as independent auditors of the Company for the year ending December 31, 2011. The proposal received 31,647,804 votes for, 407,151 votes against, 258,948 abstentions and no broker non-votes;

(3)  Approve and adopt the Company’s 2011 Stock Incentive Plan. The proposal received 15,798,364 votes for, 805,199 votes against, 53,997 abstentions and 15,656,343 broker non-votes; and

(4)  Authorize the Company's Board of Directors, in its discretion, to amend the Company's Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock at a ratio in the range of 1-for-2 to 1-for-8, such ratio to be determined by the Board of Directors.  The proposal received 29,750,631 votes for, 2,402,469 votes against, 160,803 abstentions and no broker non-votes.

Each of the four proposals was approved by the Company’s stockholders.

Item 8.01 Other Events.

Reverse Stock Split

As disclosed in Item 5.07 of this Form 8-K (such disclosure being incorporated by reference herein), at the Company’s 2011 annual meeting of stockholders, the Company received the requisite favorable vote of stockholders with respect to the proposal to authorize the Board of Directors of the Company, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-8, such ratio to be determined by the Board.

The Board intended to take such action only if necessary for the Company’s common stock to regain compliance with the $1.00 per share minimum bid price requirement, one of the continued listing requirements of the Nasdaq Capital Market, on which the Company’s common stock is currently listed, and only upon a determination by the Board that such action was in the Company’s and its stockholders’ best interests.

The Board has determined, in its discretion, not to take such action.  In making this decision, the Board considered, among other things:

•	the recent and current trading price for the Company’s common stock;

•
the likely trading price of the Company’s common stock post-reverse split (assuming the maximum 1-for-8 split ratio authorized) and the possibility that the trading price may decline following implementation of a reverse stock split, creating the risk of the Company’s common stock falling below the $1.00 per share minimum bid price requirement in the future;

•	the potential impact of a reverse split on the liquidity of the Company’s common stock;

•	the uncertainty of the Company’s ability to maintain compliance with the other continued listing requirements of the Nasdaq Capital Market in the foreseeable future;

•	the current stock market volatility and the impact that such volatility may have on the Company’s share price;

•
that although the Board’s decision will result in the prompt delisting of the Company’s common stock by the Nasdaq Stock Market, the Company’s common stock will then be eligible to be quoted on the OTC Bulletin Board, provided that one or more market makers in the Company’s common stock submits to the OTC Compliance Unit of FINRA the appropriate application, referred to as a Form 211, in accordance with Rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such application is cleared; and

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•	the need for the Company to give priority to executing its business plan.

In view of the Board’s decision to not effect a reverse stock split and the Company’s consequent continued non-compliance with the minimum bid price requirement, the Company expects that the Nasdaq Stock Market will provide prompt written notice that the Company’s common stock will be scheduled for delisting from the Nasdaq Capital Market and will be suspended effective as of the opening of trading on or about August 31, 2011.  Following the delisting, the Company expects that its common stock will be quoted on the OTC Bulletin Board (provided, as noted above, that one or more market makers in the Company’s common stock submits a Form 211 to the OTC Compliance Unit of FINRA, and such application is cleared).  However, the Company cannot give any assurance that the Company’s common stock will be available for such quotation immediately following the delisting and suspension of trading from the Nasdaq Capital Market.

The Company will continue to file periodic reports with the SEC in accordance with the requirements of Section 12(g) of the Exchange Act.

Audit Committee

Effective August 26, 2011, Barry M. Edelstein replaced Steven R. Foland (whose term as a director ended and the Annual Meeting of Stockholders) as the chair of the Audit Committee of the Company's Board of Directors.  The Company's Board of Directors has determined that Mr. Edelstein is “independent,” as defined under, and required by, the federal securities laws and the rules of the Securities and Exchange Commission, including Rule 10A-3(b)(i) under the Exchange Act, as well as the listing standards of the Nasdaq Capital Market.  The Company's Board of Directors has determined that Mr. Edelstein qualifies as an “audit committee financial expert” under applicable federal securities laws and regulations, and has the “financial sophistication” required under the listing standards of the Nasdaq Capital Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation
Date: August 29, 2011
	By:	/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

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